UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2023

CLIMB GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2023, the Board of Directors (the “Board”) of Climb Global Solutions, Inc. (“Climb”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the Climb Global Solutions, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) to more closely align the Company’s executive officer severance practices with market practices, including changing “change in control” equity award vesting from single trigger to double trigger for all outstanding and future equity awards. The Severance Plan supersedes and replaces all other severance arrangements between the Company and its executive officers, which previously had been governed by separate legacy employment agreements and offer letters.

The Severance Plan provides severance benefits upon a qualifying termination of employment (“Covered Termination”) of eligible participants, who will consist of Climb’s and its affiliates’ (together, the “Company”) executives who have been designated to participate in the Severance Plan (“Eligible Executive”).  The Severance Plan provides for three tiers of severance benefits in the event of a Covered Termination, with relative benefits tied to the individual’s seniority.

Severance Benefits of Eligible Executive Following Covered Termination Outside Change in Control Period

If an Eligible Executive experiences a Covered Termination outside of the Change in Control Period (as such term is defined in the Severance Plan), subject to execution of a release of claims, she or he will be eligible to receive:

(i)	18 months of Base Salary (as such term is defined in the Severance Plan) continuation for Tier 1 participants, 12 months of Base Salary continuation for Tier 2 participants, or 6 months of Base Salary continuation for Tier 3 participants, each to be in paid in accordance with the Company’s normal payroll schedule;

(ii)	Company-paid COBRA premiums payments (or an equivalent cash payment) for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Severance Period (as such term is defined in the Severance Plan) for each tier; and

(iii)	a lump sum cash payment equal to a pro-rated portion of the Eligible Executive’s annual bonus for the year in which the Covered Termination occurs, which will be based on the Eligible Executive’s actual performance with respect to the relevant performance metrics for the portion of such year. The proration calculation will be based on the number of days that such Eligible Executive was employed during such calendar year through the date of such termination, to be paid in cash when annual bonuses are otherwise paid.

Severance Benefits of Eligible Executive Following Covered Termination Within Change in Control Period

If a Covered Termination occurs, however, during a Change in Control Period, an Eligible Executive will be eligible to receive:

(i)	an amount equal to: 24 months of Base Salary for Tier 1 participants, and 18 months of Base Salary for Tier 2 and 3 participants, to be paid in a single, lump sum payment no later than the second payroll cycle following the later of the effective date of the release of claims or the change in control;

(ii)	Company-paid COBRA premium payments for the Eligible Executive and her or his covered dependents for a period not exceeding the relevant Change in Control Severance Period for each tier;

(iii)	a lump sum cash payment equal to the Eligible Executive’s target annual bonus amount for the calendar year in which the Covered Termination occurs; and

(iv)	double trigger equity acceleration, specifically, full acceleration of any outstanding, unvested Equity Awards (as such term is defined in the Severance Plan) held by the Eligible Executive, as of the effective date of the Covered Termination, or equity awards issued in substitution therefor.

Further, amounts or severance benefits provided to an Eligible Executive under the Severance Plan will be subject to recoupment by the Company in accordance with any clawback policy of the Company, as in effect from time to time.

The Eligible Executive’s right to receive the payments and benefits provided under the Severance Plan are subject to each Eligible Executive’s execution and delivery of a release of claims, and each Eligible Executive’s compliance with non-competition, non-disparagement, non-solicitation and confidentiality covenants set forth in the Severance Plan.  The non-disparagement and confidentiality covenants each have an indefinite term, and the non-competition and non-solicitation covenants each has a term of one year following the Eligible Executive’s date of termination, or if longer, the Severance Period or Change in Control Period. Additionally, the Severance Plan provides that if an Eligible Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits the Eligible Executive receives will be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt by the Eligible Executive of a greater after-tax amount than would otherwise have been received if the full payment had been provided and the excise tax applied.

In order to be eligible to receive benefits under the Severance Plan, the Company’s executive officers must execute and return to the Company a participation agreement (a “Participation Agreement”).  Upon the execution of a Participation Agreement, the executive’s prior employment agreement terminates, and the continued employment of such executive will be on an at-will basis.  On April 20, 2023, Messrs. Dale Foster, Andrew Clark, Charles Bass, and Vito Legrottaglie, the Company’s Chief Executive Officer, Chief Financial Officer, Chief Marking Officer and Chief Information Officer, respectively (collectively, the “Named Executive Officers”), became participants in the Severance Plan upon their delivery to the Company of executed Participation Agreements, pursuant to which the Named Executive Officers agreed to terminate the existing employment agreements between them and the Company, effective immediately, and the terms of the Severance Plan and respective Participation Agreements supersede any rights or entitlements to severance benefits under any employment agreement so terminated or other severance arrangements.  The Severance Plan does not affect Named Executive Officers’ eligibility to their base salary, subject to increase at the discretion of the Board, or the Compensation Committee, and to participate in any and all other standard benefit plans, programs and policies of the Company. In connection with the Named Executive Officers’ execution of the Participation Agreements, Messrs. Mr. Foster has been designated as a “Tier 1” Participant under the Severance Plan, and Messrs. Clark, Bass and Legrottaglie have been designated as “Tier 2” Participants under the Severance Plan.

In connection with the adoption of the Severance Plan, the Board approved new forms of Cash-Based Award Agreement, Restricted Stock Unit Award Agreement and Performance-Based Restricted Award Unit Agreement (the “Award Agreements”) under the Company’s 2021 Omnibus Incentive Plan (the “Plan”).  The form of Cash Based Award Agreement governs the grants of annual cash bonuses upon the satisfaction of performance goals set by the Board or the Compensation Committee. The form of Restricted Stock Unit Award Agreement provides for the grants of time-based restricted stock units (“RSUs”) that will vest based on the grantee continuedly remaining in a Service Relationship (as such term is defined in the Plan) with the Company or a subsidiary thereof through an applicable vesting date(s) to be set by the Board, or the Compensation Committee. Vested RSUs will be settled into shares of Company common stock within 30 days following each vesting date. The form of Performance-Based Restricted Award Unit Agreement provides for the grants of performance-based restricted stock units (“PSUs”) that will vest based upon the satisfaction of performance goals over a performance cycle set by the Board, or the Compensation Committee, and the grantee continuedly remaining in a Service Relationship with the Company or a subsidiary thereof through the first January 1 following the last day of the performance cycle. Vested PSUs will be settled into shares of Company common stock within 30 days following the vesting date.

The foregoing summary of certain of the terms of the Severance Plan and the Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1., 10.2, 10.3 and 10.4 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Climb Global Solutions, Inc., Executive Severance and Change in Control Plan
10.2	Form of Performance-Based Restricted Award Unit Agreement
10.3	Form of Restricted Stock Unit Award Agreement
10.4	Form of Cash-Based Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: April 20, 2023	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Chief Financial Officer

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